UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2007

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-461-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On October 17, 2007, Integra Bank Corporation (the "Company") amended its Rights Agreement, dated July 18, 2001, as amended. The amendment provides that the Rights Agreement will terminate at the close of business on October 22, 2007.

A copy of the Second Amendment to Rights Agreement is attached as Exhibit 4 and is incorporated by reference herein, in response to this item.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2007, the Board of Directors amended Article III Section 1 of the Company's By-Laws to phase out the classified board structure beginning in 2008. By 2010, all Directors will be subject to annual election. The Board also adopted a majority voting policy.

The Board of Directors also amended Article VII of the Company's By-Laws to permit an investor's ownership to be recorded and maintained in book entry form on the records of the transfer agent without the issuance of a physical stock certificate.

A copy of the By-Laws as amended is attached as Exhibit 3.b and is incorporated by reference herein, in response to this item.

Item 7.01 Regulation FD Disclosure.

On October 19, 2007, the Company issued a press release announcing that the Board of Directors has taken several steps to enhance the Company's corporate governance practices and facilitate book-entry ownership of its common stock.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein, in response to this item.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

October 19, 2007	By:	Martin M. Zorn

Name: Martin M. Zorn
Title: Chief Financial Officer, Executive Vice President - Finance and Risk

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Exhibit Index

Exhibit No.	Description

3.b	By-Laws of Integra Bank Corporation (as amended through October 17, 2007).
4	Second Amendment dated October 17, 2007, to Rights Agreement dated July 18, 2001 between Integra Bank Corporation and Integra Bank N.A., as Rights Agent.
99.1	Press Release dated October 19, 2007